Exhibit 99.2

Key Energy Services, Inc.

Cash Collateral Budget

	1	2	3	4	5	6	7	8	9	10	11	12	13
	WE	WE	WE	WE	WE	WE	WE	WE	WE	WE	WE	WE	WE	13-Week
($ in 000s)	10-30	11-6	11-13	11-20	11-27	12-4	12-11	12-18	12-25	1-1	1-8	1-15	1-22	Cash Flow
Beginning Book Cash	$29,813	$34,460	$37,638	$33,208	$31,095	$23,370	$24,671	$21,114	$80,000	$75,239	$77,880	$73,250	$76,271	$29,813
Collections and Other Receipts	8,256	7,790	8,108	8,093	8,080	8,069	7,763	7,746	7,907	9,974	7,652	7,121	7,219	103,778
New Money Investment and Incremental Liquidity[1]	—	—	—	—	—	—	—	67,305	—	—	—	—	—	67,305
Operating Cash Disbursements	(3,359)	(2,340)	(11,788)	(9,207)	(13,035)	(5,193)	(11,320)	(4,095)	(12,669)	(6,708)	(10,796)	(4,100)	(11,957)	(106,567)
Operating Cash Flow	4,897	5,450	(3,680)	(1,114)	(4,955)	2,875	(3,557)	70,955	(4,761)	3,266	(3,143)	3,021	(4,738)	64,516
Debt Service	—	(1,643)	—	—	(2,769)	—	—	(1,876)	—	(625)	(1,486)	—	—	(8,400)
Restructuring Disbursements	(250)	(628)	(750)	(1,000)	—	(1,575)	—	(10,193)	—	—	—	—	—	(14,396)
Net Operating Cash Flow (After Restructuring)	$4,647	$3,179	$(4,430)	$(2,114)	$(7,724)	$1,300	$(3,557)	$58,886	$(4,761)	$2,641	$(4,630)	$3,021	$(4,738)	$41,720

Ending Book Cash[2]	$34,460	$37,638	$33,208	$31,095	$23,370	$24,671	$21,114	$80,000	$75,239	$77,880	$73,250	$76,271	$71,533	$71,533

1.	New Money Investment is net of the term loan pay down at emergence; incremental liquidity of $21.1 million will be required to maintain $80 million of cash at emergence
2.	Consists of domestic, unrestricted cash; does not reflect international cash balances or ABL availability